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                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nonqualified Stock Option Agreements between
STERIS Corporation and each of Laurie Brlas and David L. Crandall and related prospectuses of our report dated April 20, 2000, except for Note E, as to which the date is June 19, 2000, with respect to the consolidated financial statements and schedule of STERIS Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

                              /s/ ERNST & YOUNG LLP

Cleveland, Ohio
June 19, 2000

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